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                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549


                                       FORM 8-K

                                    CURRENT REPORT

                           PURSUANT TO SECTION 13 OR 15(d)
                        OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): JUNE 13, 1997
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                               RICHEY ELECTRONICS, INC.
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                (Exact name of registrant as specified in its charter)


DELAWARE                     0-9788                       33-0594451
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(State of                 (Commission file              (IRS Employer
incorporation)            Number)                       Identification Number)


    7441 LINCOLN WAY, GARDEN GROVE, CALIFORNIA                 92641
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            (Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code (714) 898-8288
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ITEM 2.  ACQUISITION

         On June 13, 1997, Richey Electronics, Inc. (the "Company") acquired Simmonds Technologies Inc. ("STI"), pursuant to a Share Purchase Agreement dated as of June 13, 1997 (the "Purchase Agreement") among the Company, STI, SCL Electronics Ltd. ("SCLE") and Simmonds Capital Limited ("Simmonds"). STI is a distributor of interconnect, electromechanical and passive electronic components, headquartered in Toronto, with additional branch locations in the Montreal, Ottawa, Winnipeg, Saskatoon, Calgary, Edmonton and Vancouver regions.

         Pursuant to the Purchase Agreement, the Company acquired all of the outstanding capital stock of STI from SCLE, a wholly-owned subsidiary of Simmonds. In consideration for the acquisition, the Company refinanced STI's bank indebtedness of approximately C$7.8 million.

         On June 13, 1997, in events related to the acquisition, the Company issued to Simmonds a warrant to purchase 197,044 shares of common stock of the Company at an exercise price of $10.15 per share. In addition, the Company caused STI to contribute C$1.5 million toward the settlement of certain long-term liabilities of STI to be retained by Simmonds and SCLE and to transfer C$4.7 million of STI non-core inventory to Simmonds and SCLE. Simmonds also received the right to a future payment from STI based upon STI's operating earnings in 2001.

         The Company funded the STI bank debt refinancing and the contribution toward such settlement of long-term liabilities by drawing upon the Company's $45 million revolving line of credit with Wells Fargo Bank, N.A.

         The consideration received by Simmonds and SCLE pursuant to the acquisition and the events related to the acquisition was based upon arms-length negotiations between the Company and Simmonds. Prior to the acquisition, there was no material relationship between STI, SCLE or Simmonds and the Company, any affiliates of the Company, any director or officer of the Company or any associate of any such director or officer.

         The Company acquired sales offices and warehouse facilities, used in the distribution of electronic components, all of which facilities were leased or subleased by STI prior to the acquisition. The Company is engaged in the same business as STI and intends to use STI's assets in the same manner as used by STI prior to the acquisition.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

    (a)  Financial statements of business acquired

         The required financial statements of STI will be filed by the Company, under cover of Form 8-K/A, as soon as practicable, but not later than August 27, 1997.


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    (b)  Pro forma financial information

         The required pro forma financial information will be filed by the Company, under cover of Form 8-K/A, as soon as practicable, but not later than August 27, 1997.

    (c)  Exhibits

         2.1 Share Purchase Agreement dated June 13, 1997, among Richey Electronics, Inc., SCL Electronics Ltd., Simmonds Technologies Inc. and Simmonds Capital Limited (without schedules disclosing exceptions to the representations concerning Simmonds Technologies Inc.**).

         2.2 Intercompany Debt Repayment Agreement dated June 13, 1997, among Simmonds Capital Limited, SCL Electronics Ltd. and Simmonds Technologies Inc. (without schedule disclosing formula for determination of future payment to Simmonds Capital Limited**).

         4.1 Warrant dated June 13, 1997, to purchase common stock of Richey Electronics, Inc., expiring March 31, 2002.

        99.1  Press release dated June 13, 1997 of Richey Electronics, Inc.


         ** The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.


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                                      SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                 RICHEY ELECTRONICS, INC.
                                                      (Registrant)



                                                 By /s/ Richard N. Berger
                                                   -----------------------------
                                                    Richard N. Berger
                                                    Vice President,
                                                    Chief Financial Officer
                                                    and Secretary







June 26, 1997



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                                    EXHIBIT INDEX


Number   Subject Matter
------    --------------

 2.1 Share Purchase Agreement dated June 13, 1997, among Richey Electronics, Inc., SCL Electronics Ltd., Simmonds Technologies Inc. and Simmonds Capital Limited.

 2.2 Intercompany Debt Repayment Agreement dated June 13, 1997, among Simmonds Capital Limited, SCL Electronics Ltd. and Simmonds Technologies Inc.

 4.1 Warrant dated June 13, 1997, to purchase common stock of Richey Electronics, Inc., expiring March 31, 2002.

99.1     Press release dated June 13, 1997 of Richey Electronics, Inc.